Exhibit 10.10

Bank Street Telecom Funding Corp.
Lock-Up Agreement

                     , 2005

CRT Capital Group LLC
262 Harbor Drive
Stamford, CT. 06902

Re:    Bank Street Telecom Funding Corp. – Lock-Up Agreement

Dear Ladies and Gentlemen:

The undersigned understands that CRT Capital Group LLC (the "Underwriter") and Bank Street Telecom Funding Corp. (the "Company") have entered into an Underwriting Agreement, dated                         , 2005 (the "Underwriting Agreement"), relating to an underwritten public offering (the "IPO") of 15,000,000 units (the "Units") of the Company. Each Unit consists of one share of the Company's Common Stock, par value $.0001 per share ("Common Stock"), and two warrants to purchase one share of Common Stock (each, a "Warrant"), all as more fully described in the Company's final Prospectus, dated                                              , 2005 (the "Prospectus") comprising part of the Company's Registration Statement on Form S-1 (File No. 333-127238) under the Securities Act of 1933, as amended (the "Registration Statement"), declared effective on                                              , 2005 (the "Effective Date").

In consideration of the agreement of the Underwriter to offer and sell the Units, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date hereof and continuing to and including the six month anniversary of a completion of a Business Combination (as defined in the Certificate of Incorporation of the Company) (the "Lock-Up Period"), the undersigned will not publicly announce any intention to, will not authorize any affiliate or subsidiary, if applicable, to, and will not, without the prior written consent of the Underwriter, directly or indirectly, (i) offer, pledge, sell, lend, grant, transfer or otherwise dispose of, by contract, option, right or otherwise, any or all of the shares of Common Stock beneficially owned by the undersigned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended), as set forth in Exhibit A attached hereto (the "Lock-Up Shares"), or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic characteristics of ownership of such Lock-Up Shares (whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of such Lock-Up Shares, in cash or otherwise), except (i) by bona fide gift to a charitable organization, not-for-profit organization or a member of the undersigned's immediate family or to a trust, the beneficiaries of which is the undersigned or a member of the undersigned's immediate family, (ii) by virtue of the laws of descent and distribution upon death of the undersigned, (iii) pursuant to a qualified domestic relations order, (iv) by BSTFC Management LLC to its members on a pro rata basis in accordance with their ownership or (v) by BSTFC Management LLC to any financing source of its warrant purchase obligation; provided, however, that any such permitted transfer may be implemented only after the execution by the respective transferee of a written agreement, satisfactory to the Underwriter, to be bound by the terms and conditions of this Lock-Up Agreement, and the execution of the Insider Letter (as defined below) by the undersigned party transferring the Lock-Up Shares.

Notwithstanding the forgoing, subject to the terms of a letter agreement executed between the undersigned and the Company, dated as indicated on Exhibit A hereto, and which is filed as an exhibit to the Registration Statement (the "Insider Letter"), respecting the rights and obligations of the undersigned in certain events, including but not limited to the liquidation of the Company, and except as herein provided, the undersigned shall retain all of the undersigned's rights as stockholders of the Company during the Lock-Up Period, including, without limitation, the right to vote such shares. During the Lock-Up Period, all dividends payable in cash with respect to the Lock-Up Shares shall be paid to the undersigned, but all dividends payable in stock or other non-cash property

("Non-Cash Dividends") shall be subject to the terms of this Lock-Up Agreement. As used herein, the term "Lock-Up Shares" shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

The undersigned acknowledges that the certificate representing the Lock-Up Shares is legended to reflect the fact that such shares have not been registered under the Securities Act of 1933, as amended, and that such shares are subject to the terms of this Lock-Up Agreement. The undersigned further acknowledges that the Company is a third party beneficiary of this Lock-Up Agreement and this Lock-Up Agreement may not be modified or changed in any material respect without the prior written consent of the Underwriter or any successor or assignee thereof.

The undersigned acknowledges and understands that the Underwriter and the Company will rely upon the agreements set forth herein in proceeding with the IPO. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of Lock-Up Shares except in compliance with the terms and conditions of this letter agreement.

This Lock-Up Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to be charged and shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

Very truly yours,
Name:

Accepted and agreed:

CRT Capital Group LLC

Name:
Title:

2

EXHIBIT A

Name and Address of Stockholder	Number of Shares	Stock Certificate Number	Date of Insider Letter

, 2005